                              AMENDED AND RESTATED
                  ADMINISTRATION AND TRANSFER AGENCY AGREEMENT

         THIS AGREEMENT is made as of this 16th day of September, 2002, by and between SEI Institutional Investments Trust, a Massachusetts trust (the "Trust"), and SEI Investments Fund Management (the "Administrator"), a Delaware business trust.

         WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of multiple investment portfolios (each a "Fund" and, collectively, the "Funds"), each of which may consist of one or more classes of shares of beneficial interest ("Shares"); and

         WHEREAS, the Trust desires the Administrator to provide, and the Administrator is willing to provide, administrative, accounting, transfer agency and dividend distribution services to such Funds of the Trust on the terms and conditions hereinafter set forth herein;

         NOW, THEREFORE, in consideration of the promises and the covenants hereinafter contained, the Trust and the Administrator hereby agree as follows:

         ARTICLE 1. RETENTION OF THE ADMINISTRATOR. The Trust hereby retains the Administrator to furnish the Funds with accounting, administrative, transfer agency and dividend distribution services as set forth in this Agreement, and the Administrator hereby accepts such engagement. The Administrator shall be deemed to be an independent contractor for all purposes herein.

         ARTICLE 2. ADMINISTRATIVE AND ACCOUNTING SERVICES. The Administrator shall perform or supervise the performance by others of the accounting and administrative services set forth in Schedule A hereto. The Administrator shall provide the Trust with all necessary office space, equipment, personnel, compensation and facilities (including facilities for Shareholders' and Trustees' meetings) for providing such services. The Administrator may sub-contract with third parties to perform certain of the services to be performed by the Administrator hereunder; provided, however, that the Administrator shall remain responsible to the Trust for the acts and omissions of such other entities. In meeting its duties hereunder, Administrator shall have the general authority to do all acts deemed in the Administrator's good faith belief to be necessary and proper to perform its obligations under this Agreement.

         ARTICLE 3. TRANSFER AGENCY AND DIVIDEND DISTRIBUTION SERVICES. The Administrator shall perform or supervise the performance by others of the transfer agency and dividend distribution services set forth in Schedule B hereto. The Administrator may sub-contract with third parties to perform certain of the services to be performed by the Administrator hereunder; provided, however, that the Administrator shall remain responsible to the Trust for the acts and omissions of such other entities. In meeting its duties hereunder, Administrator shall have the general authority to do all acts deemed in the Administrator's good faith belief to be necessary and proper to perform its obligations under this Agreement.

         The Trust agrees that it shall promptly inform the Administrator of the declaration of any dividend or distribution on its Shares, and that on or before the payment date of a distribution, it shall instruct the custodian to make available, at the instruction of the Administrator, as dividend distributing agent, sufficient funds for the cash amount to be paid out.

         In registering transfers, the Administrator may rely upon the opinion of counsel in not requiring complete documentation, in registering transfers without inquiry into adverse claims, in delaying registration

                                       1
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for purposes of such inquiry, or in refusing registration when in its judgment an adverse claim requires such refusal.

         ARTICLE 4.        ALLOCATION OF CHARGES AND EXPENSES.

         (A) THE ADMINISTRATOR. The Administrator shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. The Administrator shall also pay all compensation, if any, of officers of the Trust as well as all Trustees of the Trust who are employees of or otherwise affiliated with the Administrator or any affiliated corporation of the Administrator; provided, however, that unless otherwise specifically provided, the Administrator shall not be obligated to pay the compensation of any employee of the Trust retained by the Trustees of the Trust to perform services on behalf of the Trust.

         (B) FUND EXPENSES. The Trust assumes and shall pay or cause to be paid all other expenses of the Trust not otherwise allocated in this Agreement, including, without limitation, organizational costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing Shareholders, all expenses incurred in connection with issuing and redeeming Shares, the costs of pricing services, the costs of custodial services, the cost of initial and ongoing registration of the Shares under Federal and state securities laws, fees and out-of-pocket expenses of Trustees who are not employees of or otherwise affiliated with the Administrator or any affiliated corporation of the Administrator, the costs of Trustees' meetings, insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of service providers to the Trust.

         ARTICLE 5.        COMPENSATION OF THE ADMINISTRATOR.

         (A) ADMINISTRATOR'S FEE. The Trust shall pay to the Administrator compensation at the annual rate specified in Schedule C to this Agreement until this Agreement is terminated in accordance with Article 7. Such compensation shall be calculated and accrued daily, and paid to the Administrator monthly. If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, the Administrator's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of the Administrator's compensation for the preceding month shall be made promptly.

         (B) COMPENSATION FROM TRANSACTIONS. The Trust hereby authorizes any entity or person associated with the Administrator which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Trust which is permitted by Section 11(a) of the Securities Exchange Act of 1934 (the "1934 Act") and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).

         (C) SURVIVAL OF COMPENSATION RATES. All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

         ARTICLE 6. LIMITATION OF LIABILITY OF THE ADMINISTRATOR. The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder. The Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder except as

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may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby. (As used in this Article 6, the term "Administrator" shall include Trustees, officers, employees and other agents of the Administrator as well as that entity itself.) Under no circumstances shall the Administrator be liable to the Trust for consequential, indirect or punitive damages.

         So long as the Administrator, or its agents, acts with good faith and with due diligence and without gross negligence in the performance of its duties, the Trust assumes full responsibility and shall indemnify the Administrator and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of any act or omission of the Administrator in carrying out its duties hereunder. The indemnity and defense provisions set forth herein shall survive the termination of this Agreement.

         The indemnification rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. If in any case the Trust may be asked to indemnify or hold the Administrator harmless, the Administrator shall fully and promptly advise the Trust of the pertinent facts concerning the situation in question, and the Administrator will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification, but failure to do so in good faith shall not affect the rights hereunder.

         The Trust shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Trust and satisfactory to the Administrator, whose approval shall not be unreasonably withheld. In the event that the Trust elects to assume the defense of any suit and retain counsel, the Administrator shall bear the fees and expenses of any additional counsel retained by it. If the Trust does not elect to assume the defense of a suit, it will reimburse the Administrator for the fees and expenses of any counsel retained by the Administrator.

         The Administrator may apply to Trust at any time for instructions and may consult counsel for Trust or its own counsel and with accountants and other experts with respect to any matter arising in connection with the Administrator's duties, and the Administrator shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts.

         Also, the Administrator shall not be held liable acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. Nor shall the Administrator be held to have notice of any change of authority of any officers, employee or agent of Trust until receipt of written notice thereof from Trust.

         Nothing herein shall make the Administrator liable for the performance or omission of unaffiliated third parties not under the Administrator's reasonable control such as, by way of example and not limitation, transfer agents, custodians, investment advisers or sub-advisers, postal delivery services, telecommunications providers and processing and settlement services.

         ARTICLE 7. DURATION AND TERMINATION OF THIS AGREEMENT. Unless terminated earlier in accordance with the provisions of this Article, this Agreement shall remain in effect for a period of two years from date of execution, and thereafter, for periods of one year so long as such continuance is

                                       3
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specifically approved at least annually (i) by the Trustees of the Trust and
(ii) by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party. This Agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Trustees of the Trust on not less than 60 days written notice to the Administrator, or by the Administrator on not less than 90 days written notice to the Trust.

         ARTICLE 8. ACTIVITIES OF THE ADMINISTRATOR. The services of the Administrator rendered to the Trust are not to be deemed to be exclusive. The Administrator is free to render such services to others and to have other businesses and interests. It is understood that the Trustees, officers, employees and Shareholders of the Trust are or may be or become interested in the Administrator, as directors, officers, employees and shareholders or otherwise and that directors, officers, employees and shareholders of the Administrator and its counsel are or may be or become similarly interested in the Trust, and that the Administrator may be or become interested in the Trust as a Shareholder or otherwise.

         ARTICLE 9. CONFIDENTIALITY. The Administrator agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Trust and its shareholders received by the Administrator in connection with this Agreement, including any non-public personal information as defined in Regulation S-P, and that it shall not use or disclose any such information except for the purpose of carrying out the terms of this Agreement; provided, however, that the Administrator may disclose such information as required by law or after prior notification to and approval in writing by Trust, which approval may not be withheld where the Administrator may be exposed to civil or criminal contempt proceedings or penalties for failure to comply.

         ARTICLE 10. CERTAIN RECORDS. The Administrator shall maintain customary records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by the Administrator on behalf of the Trust shall be prepared and maintained at the expense of the Administrator, but shall be the property of the Trust and will be made available to or surrendered promptly to the Trust on request.

         In case of any request or demand for the inspection of such records by another party, the Administrator shall notify the Trust and follow the Trust's instructions as to permitting or refusing such inspection; provided that the Administrator may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) Trust has agreed to indemnify the Administrator against such liability.

         ARTICLE 11. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS. The Administrator undertakes to comply in all material respects with applicable requirements of the Securities Act of 1933, the 1934 Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by the Administrator hereunder. All of the Administrator's duties shall be subject to the objectives, policies and restrictions contained in the Trust's current registration statement under the 1940 Act, the Trust's Declaration of Trust and By-Laws, and any other guidelines that may be established by the Board of Trustees.

         ARTICLE 12. INTERNET ACCESS. Data and information may be made electronically accessible to the Trust and its adviser and/or sub-adviser(s) through Internet access to one or more links provided by the Administrator ("Web Link"). All rights in Web Link (including text and "look and feel" attributes) are owned by Administrator. Any commercial use of the content or any other aspect of Web Link requires the written permission of Administrator. Use of the Web Link by Trust or its agents will be

                                       4
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subject to any terms of use set forth on the web site. The Web Link and the information (including text, graphics and functionality) in the Web Link is presented "As Is" and "As Available" without express or implied warranties including, but not limited to, implied warranties of non-infringement, merchantability and fitness for a particular purpose. Administrator neither warrants that the Web Link will be uninterrupted or error free, nor guarantees the accessibility, reliability, performance, timeliness, sequence, or completeness of information provided on the Web Link.

         ARTICLE 13. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or proposal with respect to the subject matter hereof. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought; PROVIDED THAT, any material amendment must be specifically approved
(i) by the vote of a majority of the Trustees of the Trust, and (ii) by the vote of majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party. For special cases, the parties hereto may amend such procedures set forth herein as may be appropriate or practical under the circumstances, and the Administrator may conclusively assume that any special procedure which has been approved by the Trust does not conflict with or violate any requirements of its Declaration of Trust, By-Laws or prospectus, or any rule, regulation or requirement of any regulatory body.

         ARTICLE 14. ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other party.

         ARTICLE 15. WAIVER. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by written instrument executed by such party. No failure of either party hereto to exercise any power or right granted hereunder, or to insist upon strict compliance with any obligation hereunder, and no custom or practice of the parties with regard to the terms of performance hereof, will constitute a waiver of the rights of such party to demand full and exact compliance with the terms of this Agreement.

         ARTICLE 16. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, overnight courier (or substantially similar delivery service), postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust, at One Freedom Valley Drive, Oaks, Pennsylvania, 19456; and if to the Administrator, at One Freedom Valley Drive, Oaks, Pennsylvania, 19456.

         ARTICLE 17. FORCE MAJEURE. No breach of any obligation of a party to this Agreement will constitute an event of default or breach to the extent it arises out of a cause, existing or future, that is beyond the control and without negligence of the party otherwise chargeable with breach or default, including without limitation: work action or strike; lockout or other labor dispute; flood; war; riot; theft; earthquake or natural disaster. Either party desiring to rely upon any of the foregoing as an excuse for default or breach will, when the cause arises, give to the other party prompt notice of the facts which constitute such cause; and, when the cause ceases to exist, give prompt notice thereof to the other party.

         ARTICLE 18. EQUIPMENT FAILURES. In the event of equipment failures beyond the Administrator's control, the Administrator shall take reasonable and prompt steps to minimize service interruptions but shall have no liability with respect thereto. The Administrator shall develop and maintain a plan for recovery from equipment failures which may include contractual arrangements with appropriate parties making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

                                       5
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         ARTICLE 19. DEFINITIONS OF CERTAIN TERMS. The terms "affiliated person"
and "interested person," when used in this Agreement, shall have the meaning specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

         ARTICLE 20. HEADINGS. All Article headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and will not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the contract requires.

         ARTICLE 21. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the Commonwealth of Massachusetts, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

         ARTICLE 22. LIMITATION OF LIABILITY. Notice is hereby given that this Agreement is executed on behalf of the Trustees of the Trust as trustees and not individually, and that all obligations of this Agreement are not binding upon any of the trustees, officers, agents or shareholders of any of the Funds or the Trust individually, but are binding only upon the assets and property of the Funds or the Trust. No Fund shall be liable for any claims against any other Fund.

         ARTICLE 23. MULTIPLE ORIGINALS. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         ARTICLE 24. BINDING AGREEMENT. This Agreement, and the rights and obligations of the parties hereunder, shall be binding on, and inure to the benefit of, the parties and their respective successors and assigns.

         ARTICLE 25. SEVERABILITY. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

                                       6
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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the day and year first above written.

SEI INSTITUTIONAL INVESTMENTS TRUST


By:      /s/  TIMOTHY D. BARTO
   -----------------------------------------
Name:    Timothy D. Barto
Title:   Vice President




SEI INVESTMENTS FUND MANAGEMENT


By:      /s/  TODD CIPPERMAN
   -----------------------------------------
Name:    Todd Cipperman
Title:   Vice President

                                       7
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                                   SCHEDULE A
               TO THE ADMINISTRATION AND TRANSFER AGENCY AGREEMENT
                             DATED AS OF 9/16, 2002
                                     BETWEEN
                       SEI INSTITUTIONAL INVESTMENTS TRUST
                                       AND
                         SEI INVESTMENTS FUND MANAGEMENT

Administrator shall provide the following services to the Trust:

(a)      Maintain the Trust's accounting books and records;

(b) Obtain portfolio security valuations from appropriate sources consistent with the Trust's pricing and valuation policies, and calculate net asset value of each Fund and class;

(c) Compute yields, total return, expense ratios, portfolio turnover rate and average dollar-weighted portfolio maturity, as appropriate;

(d) Track and validate income and expense accruals, analyze and modify expense accrual changes periodically, and process expense disbursements to vendors and service providers;

(e) Perform cash processing such as recording paid-in capital activity, perform necessary reconciliations with the transfer agent and the custodian, and provide cash availability data to the adviser, if requested;

(f) Calculate required ordinary income and capital gains distributions, coordinate estimated cash payments, and perform necessary reconciliations with the transfer agent;

(g) Provide standardized performance reporting data to the Trust and its adviser;

(h) Provide performance, financial and expense information for registration statements and proxies;

(i) Communicate net asset value, yield, total return or other financial data to appropriate third party reporting agencies, and assist in resolution of errors reported by such third party agencies;

(j) Prepare Trust's financial statements for review by Fund management and independent auditors, manage annual and semi-annual report preparation process, prepare Forms N-SAR and 24f-2, provide Fund performance data for annual report, coordinate printing and delivery of annual and semi-annual reports to shareholders, and file Form N-SAR, Form 24f-2 and annual/semi-annual reports via EDGAR;

(k) Monitor each Fund's compliance with the requirements of Subchapter M of the Internal Revenue Code with respect to its status as a regulated investment company;

(l) Prepare and file federal and state tax returns for the Trust, and provide data for year-end 1099's and supplemental tax letters;

                                      A-1
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(m)      Provide such Fund accounting and financial reports in connection with quarterly meetings of the Board of Trustees as are required or as the Board may reasonably request, including any evaluations, analyses and opinions regarding the Trust's performance, provided that the Administrator will not make any investment decisions for the Funds nor provide any advice with respect to the desirability of making such investment decisions;

(n) Manage the proxy process, including evaluating proxy distribution channels, coordinating with outside service provider(s) to distribute proxies, track shareholder responses and tabulate voting results, and managing the proxy solicitation vendor, if necessary;

(o)      Provide individuals to serve as officers of the Trust, as requested;

(p) Coordinate with Trust's counsel on drafting, review and filing of registration statements and proxies, and coordinate printing and delivery of prospectuses and proxies;

(q) Coordinate the Trust's Board of Trustees' schedule, agenda and production of Board meeting materials, and attend Board meetings (if requested);

(r) Provide consultation to the Trust and its adviser on regulatory matters relating to the operation of the Trust, and update the Trust and its adviser on significant regulatory and legislative developments which may affect the Trust;

(s) Develop or assist legal counsel to the Trust in the development of policies and procedures relating to the operation of the Trust;

(t)      Act as liaison to legal counsel to the Trust;

(u) Coordinate with Trust counsel in the preparation, review and execution of contracts between the Trust and third parties, such as the Trust's investment adviser, transfer agent, and custodian, and record-keepers or shareholder service providers;

(v) Assist the Trust in handling and responding to routine regulatory examinations with respect to records retained or services provided by the Administrator, and coordinate with Trust's legal counsel in responding to any non-routine regulatory matters with respect to such matters;

(w) Provide consulting with respect to the ongoing design, development and operation of the Trust, including new funds or share classes and/or load structures and financing, as well as changes to investment objectives and polices for existing Funds; and

(x) Coordinate as necessary the registration or qualification of Shares of the Trust with appropriate state securities authorities.


                               [END OF SCHEDULE A]

                                   SCHEDULE B
               TO THE ADMINISTRATION AND TRANSFER AGENCY AGREEMENT
                         DATED AS OF SEPTEMBER 16, 2002
                                     BETWEEN
                       SEI INSTITUTIONAL INVESTMENTS TRUST
                                       AND
                         SEI INVESTMENTS FUND MANAGEMENT

The Administrator, as transfer agent, shall provide the following services to the Trust:

(a) Record in an account (the "Account") the total number of Shares of each Fund or class, as applicable, issued and outstanding from time to time and maintain Share transfer records in which it will note the names and registered addresses of Shareholders, and the number of Shares from time to time owned by each of them;

(b) Set up accounts and record transactions in the accounts on the basis of instructions received from Shareholders when accompanied by remittance in appropriate amount as provided in the Trust's then current prospectus;

(c) Whenever Shares are purchased or issued, credit the Account with the Shares issued, and credit the proper number of Shares to the appropriate Shareholder;

(d) Whenever Shares are redeemed by a Shareholder, process the Shares redeemed by making appropriate entries in its Share transfer records and debiting the Account; and

(e) Upon receipt by the Trust's Wire Agent on behalf of the Administrator of funds through the Federal Reserve wire system or conversion into Federal funds of funds transmitted by other means for the purchase of Shares in accordance with the Trust's current prospectus:

         (i) Notify the Trust of such deposits on a daily basis;

         (ii) Credit the Shareholder's account with the number of Shares purchased according to the price of the Shares in effect for such purchases determined in the manner set forth in the Trust's then current prospectus;

         (iii) Process each order for the redemption of Shares from or on behalf of a Shareholder, and cause cash proceeds to be wired in Federal funds;

         (iv) If the Administrator or the Trust determines that a request for redemption does not comply with the requirements for redemption, promptly notify the Shareholder, together with the reason therefor, and effect such redemption at the price next determined after receipt of documents complying with said standards (the requirements as to instruments of transfer and other documentation, the applicable redemption price and the time of payment shall be as provided in the then current prospectus, subject to such supplemental requirements consistent with such prospectus as may be established by mutual agreement between the Trust and Administrator); and

         (v) On each day that the Trust's custodian banks and the New York Stock Exchange are open for business ("Business Day"), notify the Trust's custodian of the amount of cash or other assets required to meet payments made pursuant to the provisions of this paragraph.

         The authority of the Administrator to perform its responsibilities under this paragraph (e) shall be suspended upon receipt by it of notification from the Securities and Exchange Commission or the Trustees of the suspension of the determination of the Trust's net asset value.

The Administrator, as dividend distributing agent, shall provide the following services to the Trust:

(a) Prepare and wire or credit income and capital gains distributions to Shareholders in accordance with the provisions of the Trust's Declaration of Trust and then current prospectus; and

(b) Credit a Shareholder's account if a Shareholder is entitled to receive additional Shares by virtue of any distribution or dividend payment.

                               [END OF SCHEDULE B]

                                   SCHEDULE C
               TO THE ADMINISTRATION AND TRANSFER AGENCY AGREEMENT
                             DATED AS OF 9/16, 2002
                                     BETWEEN
                       SEI INSTITUTIONAL INVESTMENTS TRUST
                                       AND
                         SEI INVESTMENTS FUND MANAGEMENT

Portfolios:   This Agreement shall apply with respect to all portfolios of the
              Trust, either now existing or in the future created. The following is a listing of the current portfolios of the Trust (collectively, the "Funds"):

              Large Cap Fund
              Large Cap Value Fund
              Large Cap Growth Fund
              Small Cap Fund
              International Equity Fund
              Emerging Markets Equity Fund
              Core Fixed Income Fund
              High Yield Bond Fund
              International Fixed Income Fund
              Large Cap Index Fund
              Large Cap Value Index Fund
              Large Cap Growth Index Fund

Fees: Pursuant to Article 5, the Trust shall pay the Administrator the following fees, at the annual rate set forth below calculated based upon the aggregate average daily net assets of the Trust:

              Large Cap Fund - Class A and T Shares                    0.05%
              Large Cap Value Fund - Class A Shares                    0.05%
              Large Cap Growth Fund - Class A Shares                   0.05%
              Small Cap Fund - Class A and T Shares                    0.05%
              International Equity Fund - Class A Shares               0.05%
              Emerging Markets Equity Fund - Class A Shares            0.05%
              Core Fixed Income Fund - Class A Shares                  0.05%
              High Yield Bond Fund - Class A Shares                    0.05%
              International Fixed Income Fund - Class A Shares         0.05%
              Large Cap Index Fund - Class A Shares                    0.05%
              Large Cap Value Index Fund - Class A Shares              0.05%
              Large Cap Growth Index Fund - Class A Shares             0.05%

                                       C-1